Exhibit 32.2

Statement of Chief Financial Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Henry P. Herms, the Vice President - Finance and Chief Financial Officer of CopyTele, Inc., hereby certifies that:

  The Company's Form 10-Q Quarterly Report for the period ended January 31, 2014 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                                                              /s/ Henry P. Herms

                                                                              Henry P. Herms

                                                                          Vice President - Finance and

                                                                          Chief Financial Officer (Principal

March 17, 2014                                                 Financial and Accounting Officer)